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                                                                    EXHIBIT 4.11

                            GLOBALSANTAFE CORPORATION

                                5% Notes due 2013

      A series of Securities is hereby established pursuant to Section 2.01 of the Indenture dated as of February 1, 2003 between GlobalSantaFe Corporation (the "Company") and Wilmington Trust Company (the "Trustee"), as follows:

      1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

      2. The title of the Securities of the series shall be "5% Notes due 2013" (the "Notes").

      3. The limit upon the initial aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes that, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $250,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased before or after the issuance of any Notes by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

      4. The Notes shall be issued as permanent Global Securities under the Indenture. The Depository Trust Company is hereby designated as the Depositary for the Global Securities under the Indenture and Wilmington Trust Company is hereby designated as the Security Custodian for the Global Securities under the Indenture.

      5. The date on which the principal of the Notes is payable shall be February 15, 2013.

      6. The rate at which the Notes shall bear interest shall be 5% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for each of the Notes shall be February 11, 2003. The Interest Payment Dates on which interest on the Notes shall be payable are February 15 and August 15, commencing August 15, 2003. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Record Date (as defined below) for such interest payment. The record dates (each a "Record Date") for the interest payable on the Notes on any Interest Payment Date shall be the February 1 and August 1, as the case may be, immediately preceding such interest payment date.

      7. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable is at the office or agency of the Trustee in New York, New York. Payments in respect of the Notes evidenced by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Note. In all other cases, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.


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      8. The Notes will be redeemable, at the option of the Company, at any time, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice as provided in the Indenture, on any date prior to maturity (the "Redemption Date") at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the Make-Whole Premium, if any. In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

      The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of:

      (i) the sum of the present values, calculated as of the Redemption Date, of:

      (A) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

      (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Notes (or portion thereof) being redeemed;

      over

      (ii) the principal amount of the Note (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 15 basis points.

      The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

      For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day (as defined in the Indenture) immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release (the "H.15


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Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields as calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

      9. The Notes shall not be entitled to the benefit of any sinking fund or other mandatory redemption provisions.

      10. Until sold pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act"), pursuant to an effective registration statement under the Securities Act or exchanged for an Exchange Note (as defined below), the Notes shall constitute Rule 144A Securities.

      11. The Notes shall be in substantially the form of Annex A hereto (the "Form of Note").

      12. Each Note that is a Global Security shall bear the first legend set forth on the face of the Form of Note.

      13. Except as permitted by (a) and (b) below, each Note shall bear the second legend (the "Private Placement Legend") set forth on the face of the Form of Note and shall be subject to the transfer restrictions set forth therein:

      (a) Upon any sale or transfer of a Registrable Security (as defined in the Registration Rights Agreement dated as of February 11, 2003 (the "Registration Rights Agreement") between the Company and the Initial Purchasers named therein), including any Registrable Security in the form of a Global Note, pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act") or an effective registration statement under the Securities Act, which shall be certified to the Trustee and the Registrar upon which each may conclusively rely:

            (i) in the case of any Registrable Security in definitive form (other than in the form of a Global Security), the Registrar shall permit the Holder thereof to exchange such Registrable Security for a Note in definitive form that does not bear the Private Placement Legend and rescind any restriction on the transfer of such Registrable Security; and

            (ii) in the case of any Registrable Security in the form of a Global Security, such Registrable Security shall not be required to bear the Private Placement Legend if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Security shall continue to be subject to the provisions of Sections 2.08 and 2.17 of the Indenture.


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      (b) Notwithstanding the foregoing, upon consummation of the Exchange Offer
(as defined in the Registration Rights Agreement), the Company shall issue, and, upon receipt of an authentication order in accordance with Section 2.04 of the Indenture, the Trustee shall authenticate Notes ("Exchange Notes") in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes, in each case unless the Holder of Notes accepted for exchange in the Exchange Offer (1) is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or an Initial Purchaser (as defined in the Registration Rights Agreement) holding
Notes acquired by it and having the status of an unsold allotment in the initial offering and sale of Notes pursuant to the Purchase Agreement (as defined in the Registration Rights Agreement), (2) does not acquire the Exchange Notes in the ordinary course of such Holder's business or (3) has an arrangement or understanding with any Person to participate in the Exchange Offer for the purpose of distributing such Exchange Notes or is engaged in, and intends to engage in, any such distribution. The Company shall identify to the Trustee and the Registrar such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee and the Registrar shall assume that there are no such Holders.

      14. Transfer and Exchange.

      (a) In addition to the requirements set forth in Section 2.08 of the Indenture, Notes in definitive form that are Registrable Securities presented or surrendered for registration of transfer or exchange pursuant to Section 2.08 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

            (i) if such Registrable Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Annex B hereto); or

            (ii) if such Registrable Securities are being transferred (1) to a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB") in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel, certification and/or other information if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto).

      (b) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section
2.17 of the Indenture and paragraphs 13 and 14 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

      15. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth herein and in the Private Placement Legend and agrees that it will transfer such Note only as provided herein and in the


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